SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)   APRIL 16, 2002
                                                         ----------------


                                NTL INCORPORATED
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               (Exact Name of Registrant as Specified in Charter)


    Delaware                      0-30673                      13-4105887
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(State or Other                (Commission                 (IRS Employer
 Jurisdiction of                 File Number)               Identification No.)
   Incorporation)



110 East 59th Street, New York, New York                                10022
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(Address of Principal Executive Offices)                             (Zip Code)


        Registrant's Telephone Number, including area code (212) 906-8440
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          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.                            PAGE
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           Exhibits

99.1       Media release, dated April 16, 2002.

The full text of the Media Release is attached to this report as Exhibit 99.1.

ITEM 9.    REGULATION FD DISCLOSURE.
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On April 16, 2002, NTL Incorporated issued a media release announcing an agreement in principle on recapitalziation terms with an unofficial committee of public bondholders which will result in a converstion of approximately $10.6 billion in debt into equity.

                                   SIGNATURES
                                   ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NTL INCORPORATED
                                              (Registrant)


                                              By: /s/  Richard J. Lubasch
                                              ---------------------------------
                                              Name:  Richard J. Lubasch
                                              Title: Executive Vice President -
                                                      General Counsel

Dated: April 16, 2002

                                 EXHIBIT INDEX
                                 -------------

Exhibit
-------

99.1    Media release, dated April 16, 2002

                                                                   Exhibit 99.1
NTL LOGO

Media Release

             NTL TO CONVERT APPROXIMATELY $10.6 BILLION IN DEBT AND
                      RECEIVE $500 MILLION IN NEW FINANCING

o Announces agreement in principle on recapitalization terms with an unofficial committee of public bondholders
o   All Company operations remain unaffected
o Company to be fully funded, debt reduction to produce over $800 million annual interest savings
o All bank debt, Diamond Holdings and Triangle public bonds and trade credit to stay in place post restructuring

New York, April 16, 2002 - NTL Incorporated (OTC BB: NTLD; NASDAQ Europe: NTLI), announced today that the Company and an unofficial committee of its public bondholders had reached an agreement in principle on a comprehensive recapitalization of the Company. The members of the committee hold in the aggregate over 50% of the face value of NTL and its subsidiaries' public bonds. The recapitalization would result in a conversion of approximately $10.6 billion in debt into equity.

During the recapitalization process, NTL's operations will continue uninterrupted, customer service will be unaffected, suppliers will be paid in the ordinary course, and NTL's management will remain in place.

To implement the proposed recapitalization, NTL and certain of its subsidiaries would file a pre-negotiated recapitalization plan in a Chapter 11 case under U.S. law. NTL's operating subsidiaries would not be included in the Chapter 11 filing. The agreement in principle is subject to various conditions, including mutually acceptable terms with the Company's bank lenders. The recapitalization transaction contemplates that the bank debt will remain in place as a part of the recapitalization.

To facilitate the recapitalization, certain members of the unofficial committee of bondholders would commit to provide up to $500 million of new financing to the Company's UK and Ireland operations during the Chapter 11 process and for the post-recapitalized Company. This new financing will ensure that the Company's business operations have access to sufficient liquidity to continue ordinary operations.

Commenting on the agreement in principle, the Company's President and CEO, Barclay Knapp, said: "The agreement in principle we are announcing today is a major step towards our goal of ensuring the successful completion of the recapitalization that NTL announced in January. We are currently working with all parties in our capital structure, including the Company's bank lenders, to finalize these arrangements. The US-based Chapter 11 process will allow NTL to reorganize and re-emerge stronger and healthier and without affecting operations."

Under the agreement in principle, NTL would be split into two companies, one tentatively called NTL UK and Ireland, holding all of its UK and Ireland assets, and one tentatively called NTL Euroco, holding certain of its continental European and other assets.

The Company's current bondholders would in the aggregate receive 100% of the initial equity of NTL UK and Ireland and approximately 86.5% of the initial equity of NTL Euroco. NTL (Delaware) bondholders would have the opportunity to reinvest all or a portion of NTL (Delaware) cash in additional shares of NTL common stock, or to receive such cash in the recapitalization.Current preferred and common stockholders, including France Telecom, would participate in a package of rights (to be priced at a $10.5 billion enterprise value) and entitling them to purchase primary equity of NTL UK and Ireland at the consummation of the plan (in the case of the rights) and for the duration of the eight-year warrants at prescribed prices. If fully exercised, such rights and warrants would entitle the current preferred stockholders to acquire approximately 23.6% and the current common stockholders to acquire approximately 8.9% of the entity's primary equity.

Current preferred stockholders, other than France Telecom, would receive approximately 3.2%, and current common stockholders, other than France Telecom, would receive approximately 10.3%, of the primary equity of NTL Euroco. Bonds at the Company's subsidiaries Diamond Holdings and NTL (Triangle) will remain outstanding and will be kept current in interest payments. It is contemplated that, subject to the consummation of the recapitalization, France Telecom would also receive NTL's 27% interest in Noos S.A. pursuant to the pledge of such interests to France Telecom given at the time of its acquisition by NTL.

Under the proposed arrangement, at the request of the unofficial committee of bondholders, the Company will not make the interest payments due April 15 on certain U.S. high-yield notes listed below. The bonds on which interest payments and related fees are being withheld are the NTL Communications Corp. 12.75% senior deferred coupon notes, and the NTL Incorporated 5.75% convertible subordinated notes.

More on NTL:

o As announced on January 31, NTL has appointed Credit Suisse First Boston, JP Morgan and Morgan Stanley to advise on strategic and recapitalization alternatives to strengthen the company's balance sheet and reduce debt.

o NTL offers a wide range of communications services to homes and business customers throughout the UK, Ireland, Switzerland, France, Germany and Sweden.

o In the UK, over 11 million homes are located within NTL's fibre-optic broadband network, which covers nearly 50% of the UK including, London, Manchester, Nottingham, Oxford, Cambridge, Cardiff, Glasgow and Belfast. NTL Home now serves around 3 million residential customers.

o NTL Business is a (pound)600 million operation and customers include Royal Bank of Scotland, Tesco, Comet, AT&T and Orange. NTL offers a broad range of technologies and resources to provide complete multi-service solutions for businesses from large corporations to local companies.

o NTL Broadcast has a 47-year history in broadcast TV and radio transmission and helped pioneer the technologies of the digital age. 22 million homes watch ITV, C4 and C5 thanks to NTL's broadcast transmitters. With over 2300 towers and other radio sites across the UK, NTL also provides a full range of wireless solutions for the mobile communications industry.


                                      # # #

         SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
                              REFORM ACT OF 1995

Certain statements contained herein constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. When used herein, the words, "believe," "will," "expects" and similar expressions identify such forward-looking statements. Such forward-looking statements involve known and unknown risks (including but not limited to the risks described in the Company's annual report on Form 10-K for the year ended December 31, 2001), uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from those contemplated, projected, forecasted, estimated or budgeted, whether expressed or implied, by such forward-looking statements. We assume no obligation to update the forward-looking statements contained herein to reflect actual results, changes in assumptions or changes in factors affecting such statements.

Contacts:

U.S.                                    U.K.
Media:                                  Media:
Steve Lipin/Tim Payne                   Alison Kirkwood
Brunswick Group                         44-207-404-5959
212-333-3810                            44-7788-186154
917-853-0848                            Mike Smith/Jonathan Glass
Analysts:                               Brunswick Group
Tamar Gerber                            Analysts:
212-906-8451                            Virginia McMullen
                                        44-207-909-2144